EXHIBIT 23.2

         LAZAR, LEVINE & FELIX, LLP.
            CERTIFIED PUBLIC ACCOUNTANTS  Letterhead

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the use in this Registration Statement of FDN, INC. on Form S-8 of our report dated March 3, 2000, except for Notes 2, 12, 16B(iv)(b), 17D, and 17E, dated March 31, 2000 and Notes 16B(iv)(a) and 17C dated April 17, 2000 relating to the financial statements of FDN, INC., and Subsidiaries as filed in Form 8-K/A on May 1, 2000.

            /s/ Lazar, Levine & Felix, LLP, Certified Public Accountants









                                       21